UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2010 (February 2, 2010)

WELLPOINT, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Indiana	001-16751	35-2145715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 2, 2010, the Board of Directors of WellPoint, Inc. (the “Company”) accepted the resignation of Mr. Larry C. Glasscock as Chairman of the Board of Directors of the Company and as a member of the Board of Directors of the Company to be effective as of March 1, 2010 due to his retirement. Mr. Glasscock’s retirement was not caused by any disagreement with the Company.

On February 2, 2010, the Board of Directors of the Company appointed Angela F. Braly, 48, the Company’s President and Chief Executive Officer, to the additional position of Chair of the Board of Directors of the Company, effective as of March 1, 2010.

The text of the Company’s press release announcing Mr. Glasscock’s retirement and Ms. Braly’s appointment is filed with this report as Exhibit 99.1.

In light of Mr. Glasscock’s retirement and Ms. Braly’s appointment, the Board of Directors of the Company revised the Company’s Board of Directors Compensation Program to eliminate additional compensation for the Chair of the Company’s Board of Directors.

The text of the Company’s Board of Directors Compensation Program is filed with this report as Exhibit 10.7.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Exhibit

10.7	WellPoint, Inc. Board of Directors Compensation Program (as amended effective March 1, 2010)

99.1	Press Release dated February 3, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLPOINT, INC.

By:	/s/ John Cannon
Name:	John Cannon
Title:	EVP, General Counsel and Corporate Secretary

Date: February 3, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.7	WellPoint, Inc. Board of Directors Compensation Program (as amended effective March 1, 2010)

99.1	Press Release dated February 3, 2010

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